IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND LLC – LETTER OF TRANSMITTAL

Regarding Units of Ironwood Institutional Multi-Strategy Fund LLC Being Tendered Pursuant to
the Offer to Purchase Dated February 25, 2013

THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
STATE STREET BANK AND TRUST COMPANY
AT 200 CLARENDON STREET, JHT1651, BOSTON, MA 02116
BY 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON MARCH 27, 2013.

To Whom It May Concern:

The undersigned, on behalf of himself, herself or an entity for which the undersigned is an authorized signatory (collectively, the “Selling Member”) hereby tenders to Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”) all or such portion of the units of limited liability company interest of the Fund held by the Selling Member (as detailed on the Information Sheet attached hereto, the “Tendered Units”) on the terms and conditions set out in the Offer to Purchase, dated February 25, 2013 (the “Offer”).  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERED UNITS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE PROPERLY TENDERED.

The Selling Member hereby:

1.
agrees (a) to sell to the Fund the Tendered Units; (b) to execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer; (c) that all authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the Selling Member; (d) that the obligation of the Selling Member hereunder will be binding on the heirs, personal representatives, successors and assigns of the Selling Member; and (e) that the tender of the Tendered Units is irrevocable by the Selling Member.

2.
represents and warrants that (a) the Selling Member has full authority to sell the Tendered Units; (b) if the Fund determines to purchase all or a portion of the Tendered Units, the Fund will acquire good title to such Tendered Units, free and clear of all liens, charges, encumbrances, conditional sales agreements, adverse claims or other obligations (except, for the avoidance of doubt, any obligations set forth in the amended and restated limited liability company agreement of the Fund or as may arise under applicable law); and (c) if the Selling Member is a an entity, that the undersigned has full power and authority to sell to the Tendered Units to the Fund pursuant to the terms of the Offer;

3.
acknowledges and agrees that (a) the Selling Member has received the Offer; (b) the Selling Member has had an opportunity to review the Offer and ask the Fund (or its affiliates) any questions that the Selling Member deems necessary to determine whether to tender the Tendered Units; and (c) under certain circumstances set out in the Offer, the Fund may not be required to purchase any or all of the Tendered Units;

4.
acknowledges and agrees that as of June 30, 2013 (the “Repurchase Date”), if the Fund determines to purchase all or any portion of the Tendered Units that have been held by the Selling Member for less than one year as of the Repurchase Date (such portion purchased, the “Purchased Units”), the Selling Member will be subject to a fee of 5.00% of the value of the Purchased Units, payable to the Fund (an “Early Repurchase Fee”).

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5.
acknowledges and agrees that, if the Purchased Units represent less than 95% of the Units held by the Selling Member, the Selling Member will receive the specified dollar amount equal to the net asset value of such Purchased Units, less the applicable Early Repurchase Fee and, promptly after the Repurchase Date, the Selling Member will be given a non-interest bearing, non-transferrable promissory note issued by the Fund entitling the Selling Member to be paid an amount equal to 100% of the unaudited net asset value of the Selling Member’s Purchased Units, determined as of the Repurchase Date (after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the applicable Early Repurchase Fee, which such note will entitle the Selling Member to be paid within 90 calendar days after the Repurchase Date (the “Payment Date”);

6.
acknowledges and agrees that if the Purchased Units represent 95% or more of the Units held by the Selling Member, the Selling Member will receive the specified dollar amount equal to the net asset value of such Purchased Units, less the applicable Early Repurchase Fee, and  the Fund will issue the Selling Member (a) cash or a non-interest bearing, non-transferrable promissory note issued by the Fund in an amount equal to 95% of the estimated unaudited net asset value of the Selling Member’s Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the portion of the Early Repurchase Fee allocable to such amount (the “Initial Payment”), which will be paid on or prior to the Payment Date (please note the Payment Date for the Initial Payment may be up to 90 calendar days after the Repurchase Date and will occur after the Fund has completed its internal accounting for the period ending on the Repurchase Date); and (b) a non-interest bearing, non-transferable promissory note issued by the Fund entitling the Selling Member to up to the remaining 5% of the estimated unaudited net asset value of the Selling Member’s Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of the date to the Selling Member’s Units), less the portion of the Early Repurchase Fee allocable to such amount (the “Subsequent Payment”), provided, however, that the amount of the Subsequent Payment will be adjusted and paid after (i) the completion of the Fund’s annual audit; or (ii) such longer period as the Board of Directors of the Fund in its discretion deems necessary to protect the interests of the remaining Members in the Fund, in each case so that the sum of the Initial Payment and the Subsequent Payment is equal to 100% of the final audited net asset value of the Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the applicable Early Repurchase Fee;

7.
acknowledges and agrees that if the Purchased Units are equal to less than all of the Units held by the Selling Member and the Fund’s purchase of the Purchased Units would cause the Selling Member’s remaining Units to have an aggregate net asset value of less than $25,000, the Fund may reduce the amount of the Purchased Units so that the Selling Member’s required minimum aggregate net asset value of Units is maintained.

8.
acknowledges and agrees that (i) for each disposition of the Purchased Units by the Selling Member, the cost basis will be calculated using the Fund’s default method of first-in, first-out, unless the Selling Member has instructed the Fund in writing to use a different calculation method permitted by the Internal Revenue Service, including average cost or specific Unit lot identification and (ii) the cost basis method elected by the Selling Member (or the cost basis method applied by default) for each disposition of Purchased Units may not be changed after the settlement date of each such disposition of Purchased Units.

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Signature	Name (and Title, if applicable)	Date

Signature	Name (and Title, if applicable)	Date

Signature	Name (and Title, if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PLEASE EMAIL, FAX OR MAIL TO: State Street Bank and Trust Company 200 Clarendon Street JHT1651 Boston, MA 02116 FAX: (617) 937-3051 EMAIL: ir@ironwoodpartners.com	FOR ADDITIONAL INFORMATION: PHONE: (415) 777-2400 FAX: (617) 937-3051

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INFORMATION SHEET TO LETTER OF TRANSMITTAL

Repurchase Date: June 30, 2013

Offer Acceptance Deadline: 12 Midnight EDT, March 27, 2013

THIS INFORMATION SHEET MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

NAME AND ADDRESS OF SELLING MEMBER
Name:
Address:
City, State, Zip:
Telephone Number:
Advisor Firm Name (if applicable):
Advisor Rep Name:
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, PSP, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

TENDERED UNITS:

[ ] Entire amount of Units	[ ]_______ Percent of Units	[ ]$_____________ *

PAYMENT

Please Deliver All Cash Proceeds via Federal Wire to the Following:
Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:

PROMISSORY NOTE: Any promissory note issued will be registered in this name and mailed to the Selling Member at the address maintained in the books and records of the Fund.

* If the total net asset value of your Units (as of the Repurchase Date) is equal to or less than this amount, this Letter of Transmittal will be treated as a request to tender all of your Units.

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